UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2023

SLAM CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40094	98-1211848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 Hudson Yards, 47th Floor, Suite C New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(646) 762-8580

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fourth of one redeemable warrant	SLAMU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	SLAM	The Nasdaq Stock Market LLC
Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	SLAMW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Annual General Meeting of Slam Corp.

On June 23, 2023, Slam Corp. (the “Company”) held its Annual General Meeting to approve (i) the Director Election Proposal and (ii) the Auditor Ratification Proposal. For more information on these proposals, which are described below, please refer to the Company’s proxy statement, dated May 31, 2023. As of the record date, of May 22, 2023, there were 39,710,163 ordinary shares of the Company issued and outstanding and entitled to vote at the Annual General Meeting. Holders of 34,520,734 ordinary shares of the Company were present in person or by proxy at the meeting, representing approximately 86.932% of the voting power of the Company’s ordinary shares as of the record date for the Annual General Meeting, and constituting a quorum for the transaction of business. As there were sufficient votes to approve each of the Director Election Proposal and the Auditor Ratification Proposal, the Adjournment Proposal was not presented to shareholders.

The voting results for the proposals were as follows:

The Director Election Proposal - a proposal that as an ordinary resolution of the holders of the Class B Ordinary Shares of the Company, that each of Mr. Himanshu Gulati and Mr. Alex Rodriguez be re-appointed as a Class I director on the Company’s board of directors to serve until the 2026 annual general meeting of the Company, until their respective successors are duly appointed and qualified, or until their earlier death, resignation or removal.

The Class I director nominees proposed by the Company’s board of directors were re-appointed to serve as directors until the third annual meeting following the election and until their successor has been duly elected and qualified. The final voting results for the nominees were as follows:

For	Against	Abstain
14,375,000	0	0

The Auditor Ratification Proposal - a proposal that, as an ordinary resolution, the appointment of WithumSmith+Brown, P.C. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023 be ratified, approved and confirmed in all respects.

Stockholders voted to ratify the appointment of WithumSmith+Brown, P.C. as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023. The final voting results for the Auditor Ratification Proposal were as follows:

For	Against	Abstain
34,518,964	770	1,000

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2023

Slam Corp.

By:	/s/ Himanshu Gulati
Name:	Himanshu Gulati
Title:	Chairman

4